EXHIBIT 5.1

GERSTEN SAVAGE LLP

600 Lexington Avenue

New York, NY 10022-6018

(212) 752-9700

(212) 980-5182

INFO@GSKNY.COM

WWW.GSKNY.COM

                                                                                                                                                May 28, 2008

Securities & Exchange Commission

100 F Street N.E.

Washington. DC 20549

                Re: Itronics Inc.

Ladies & Gentlemen:

We refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") filed by Itronics Inc. a Texas corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the 100,000,000 shares being registered to be sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                                                                Very truly yours,

                                                                                /S/ GERSTEN SAVAGE LLP

                                                                                Gersten Savage LLP